Exhibit 4.5

                           CONVERTIBLE LOAN AGREEMENT


                               DATED JULY 19, 2001


                                  BY AND AMONG


                                  DANZER CORP.

                                   AS BORROWER


                                       AND

                      BFSUS SPECIAL OPPORTUNITIES TRUST PLC

                                       AND

                    RENAISSANCE US GROWTH & INCOME TRUST PLC


                                    AS LENDER


                                       AND


                         RENAISSANCE CAPITAL GROUP, INC.

                            AS AGENT FOR THE LENDER

















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                                TABLE OF CONTENTS
                                      Page

ARTICLE I. - DEFINITION OF TERMS ............................................  1
SECTION 1.01 DEFINITIONS ....................................................  1
SECTION 1.02 OTHER DEFINITION PROVISIONS ....................................  7

ARTICLE II. - LOAN PROVISIONS ...............................................  7
SECTION 2.01 THE LOAN .......................................................  7
SECTION 2.02 USE OF PROCEEDS ................................................  8
SECTION 2.03 INTEREST RATE AND INTEREST PAYMENTS ............................  8
SECTION 2.04 MATURITY .......................................................  8
SECTION 2.05 MANDATORY PRINCIPAL REPAYMENT ..................................  8
SECTION 2.06 REDEMPTION .....................................................  8
SECTION 2.07 CONVERSION .....................................................  8
SECTION 2.08 FEES AND EXPENSES ..............................................  9
SECTION 2.09 FINDER'S FEES ..................................................  9
SECTION 2.10 TAXES ..........................................................  9

ARTICLE III. - CLOSING CONDITION ............................................ 10
SECTION 3.01 DOCUMENT REQUIREMENTS .......................................... 10
SECTION 3.02 OTHER CONDITIONS ............................................... 11

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BORROWER .................... 11
SECTION 4.01 ORGANIZATION AND GOOD STANDING ................................. 11
SECTION 4.02 AUTHORIZATION AND POWER ........................................ 11
SECTION 4.03 No CONFLICTS OR CONSENTS ....................................... 11
SECTION 4.04 ENFORCEABLE OBLIGATIONS ........................................ 11
SECTION 4.05 No LIENS ....................................................... 12
SECTION 4.06 FINANCIAL CONDITION ............................................ 12
SECTION 4.07 No DEFAULT ..................................................... 12
SECTION 4.08 MATERIAL AGREEMENTS ............................................ 12
SECTION 4.09 NO LITIGATION .................................................. 12
SECTION 4.10 TAXES .......................................................... 13
SECTION 4.11 CAPITALIZATION ................................................. 13
SECTION 4.12 USE OF PROCEEDS ................................................ 13
SECTION 4.13 EMPLOYEE MATTERS ............................................... 13
SECTION 4.14 EMPLOYEE BENEFIT PLANS ......................................... 14
SECTION 4.15 COMPLIANCE WITH LAWS ........................................... 15
SECTION 4.16 LICENSES AND PERMITS ........................................... 15
SECTION 4.17 CONTRACTS ...................................................... 15
SECTION 4.18 SHARES ISSUABLE UPON CONVERSION ................................ 15
SECTION 4.19 INSIDER ........................................................ 15
SECTION 4.20 ADVICE OF ATTORNEY AND ACCOUNTANT .............................. 16
SECTION 4.21 SUBSIDIARIES ................................................... 16
SECTION 4.22 CASUALTIES ..................................................... 16
SECTION 4.23 INVESTMENT COMPANY ACT ......................................... 16
SECTION 4.24 SUFFICIENCY OF CAPITAL ......................................... 16
SECTION 4.25 CORPORATE NAMES ................................................ 17
SECTION 4.26 INSURANCE ...................................................... 17

SECTION 4.27 INTELLECTUAL PROPERTY .......................................... 17
SECTION 4.28 REAL PROPERTY .................................................. 17
SECTION 4.29 ENVIRONMENTAL .................................................. 18
SECTION 4.30 SURVIVAL OF REPRESENTATIONS AND WARRANTIES ..................... 20
SECTION 4.31 FULL DISCLOSURE ................................................ 20

ARTICLE V. - AFFIRMATIVE COVENANTS OF BORROWER .............................. 20
SECTION 5.01 FINANCIAL STATEMENTS. REPORTS AND DOCUMENTS .................... 20
SECTION 5.02 PREPARATION OF BUDGETS ......................................... 21
SECTION 5.03 PAYMENT OF TAXES AND OTHER INDEBTEDNESS ........................ 21
SECTION 5.04 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS ....... 21
SECTION 5.05 SEC FILINGS .................................................... 22
SECTION 5.06 NOTICE ......................................................... 22
SECTION 5.07 COMPLIANCE WITH LOAN DOCUMENTS ................................. 22
SECTION 5.08 COMPLIANCE WITH MATERIAL AGREEMENTS ............................ 22
SECTION 5.09 OPERATIONS AND PROPERTIES ...................................... 22
SECTION 5.10 BOOKS AND RECORDS; ACCESS ...................................... 22
SECTION 5.11 COMPLIANCE WITH LAW ............................................ 23
SECTION 5.12 INSURANCE ...................................................... 23
SECTION 5.13 AUTHORIZATIONS AND APPROVALS ................................... 23
SECTION 5.14 ERISA COMPLIANCE ............................................... 23
SECTION 5.15 FURTHER ASSURANCES ............................................. 23
SECTION 5.16 INDEMNITY BY BORROWER .......................................... 23
SECTION 5.17 RESERVATION OF SHARES; SHAREHOLDER APPROVAL .................... 24
SECTION 5.18 OWNERSHIP OF SUBSIDIARIES ...................................... 24
SECTION 5.19 RETENTION OF STOCK OWNERSHIP ................................... 25

ARTICLE VI. - NEGATIVE COVENANTS OF BORROWER ................................ 25
 SECTION 6.01 LIMITATION ON INDEBTEDNESS .................................... 25
 SECTION 6.02 LIMITATION ON LIENS ........................................... 25
 SECTION 6.03 FISCAL YEAR AND ACCOUNTING METHOD ............................. 25
- SECTION 6.04 LIQUIDATION .................................................. 25
 SECTION 6.05 MATERIAL AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS .... 25
 SECTION 6.06 EXECUTIVE COMPENSATION ........................................ 25
 SECTION 6.07 RESTRICTED PAYMENTS ........................................... 26
 SECTION 6.08 CONSOLIDATION OR MERGER ....................................... 26
ARTICLE VII. - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS .............. 26
 SECTION 7.01 FINANCIAL RATIOS .............................................. 26
ARTICLE VIII. - EVENTS OF DEFAULT ........................................... 26
SECTION 8.01 EVENTS OF DEFAULT .............................................. 26
SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT ................................. 28
SECTION 8.03 PERFORMANCE BY THE LENDER ...................................... 28
SECTION 8.04 PAYMENT OF EXPENSES INCURRED BY THE LENDER ..................... 28
ARTICLE IX. - REGISTRATION RIGHTS ........................................... 29
 SECTION 9.01 SHELF REGISTRATION ............................................ 29
ARTICLE X. - BOARD OF DIRECTORS ............................................. 29
 SECTION 10.01 BOARD REPRESENTATION OR ATTENDANCE BY OBSERVER ............... 29
SECTION 10.02 LIMITATION OF AUTHORITY OF PERSONS DESIGNATED AS OBSERVER ..... 29
SECTION 10.03 NONLIABILITY OF THE LENDER .................................... 29

ARTICLE XI. - AGENCY PROVISIONS ............................................. 30
SECTION 11.01 THE LENDER'S REPRESENTATIONS AND WARRANTIES TO AGENT .......... 30
SECTION 11.02 WAIVER OF LOAN PROVISIONS OR INTEREST OR PRINCIPAL PAYMENTS ... 30
SECTION 11.03 AGENCY ........................................................ 30

ARTICLE XII. - MISCELLANEOUS ................................................ 32
SECTION 12.01 STRICT COMPLIANCE ............................................. 32
SECTION 12.02 WAIVERS AND MODIFICATIONS ..................................... 32
SECTION 12.03 LIMITATION ON LIABILITY ....................................... 32
SECTION 12.04 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION 32
SECTION 12.05 INVALID PROVISIONS ............................................ 33
SECTION 12.06 MAXIMUM INTEREST RATE ......................................... 33
SECTION 12.07 PARTICIPATIONS AND ASSIGNMENTS OF THE DEBENTURE ............... 34
SECTION 12.08 CONFIDENTIALITY ............................................... 34
SECTION 12.09 BINDING EFFECT ................................................ 35
SECTION 12.10 No THIRD PARTY BENEFICIARY .................................... 35
SECTION 12.11 ENTIRETY ...................................................... 35
SECTION 12.12 HEADINGS ...................................................... 35
SECTION 12.13 SURVIVAL ...................................................... 35
SECTION 12.14 MULTIPLE COUNTERPARTS ......................................... 35
SECTION 12.15 KNOWLEDGE OF BORROWER ......................................... 35
SECTION 12.16 NOTICES ....................................................... 36
SECTION 12.17 GOVERNING LAW ................................................. 37

          THIS AGREEMENT, dated as of July 19, 2001, by and among Danzer Corp., a New York corporation ("Borrower"), and Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales (individually referred to as "Renaissance PLC") and BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFSUS") (Renaissance PLC and BFSUS, together with any permitted assignees or successors in interest referred to as the "Lender") and Renaissance Capital Group, Inc., a Texas corporation, as agent for the Lender (the "Agent"). All references herein to Borrower shall include the Subsidiaries, unless the context otherwise requires.


                                   WITNESSETH:

          WHEREAS, Borrower seeks to borrow a total of Five Hundred Thousand Dollars($500,000) from the Lender; and

          WHEREAS, Borrower has requested that the Lender provide such loan as herein provided, and that the Lender is willing to furnish such to Borrower upon the terms and subject to the conditions and for the considerations hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                        ARTICLE I. - DEFINITION OF TERMS

Section 1.01 Definitions.
------------------------

          For the purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

                  "Affiliate" with respect to any Person shall mean a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

                  "Asset-Backed Acquisition or Operations Indebtedness" shall mean secured Indebtedness of Borrower or a Subsidiary incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became, or becomes, a Subsidiary or was, or is, acquired by Borrower or for operations.

                  "BFSUS" shall mean BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales.

                  "Capital Expenditure" shall mean an expenditure for assets that is properly classifiable as a capital expenditure in accordance with GAAP.

                  "Capital Lease" shall mean any lease of property, real or personal, which would be properly classifiable as a capital lease in accordance with GAAP.

                        "Common Stock" shall mean Borrower's common stock, $.10 per share.


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                  "Consolidated Trailing Twelve Months Free Cash Flow" shall mean for any Person, for the immediately preceding twelve-month period on such date, Net Income of such Person for such twelve-month period, plus (a) all deferred income tax expense of such Person and its Subsidiaries for such twelve-month period, (b) all depreciation expense of such Person and its Subsidiaries for such twelve-month period, and (c) all amortization expense of such Person and its Subsidiaries for such twelve-month period, less capital expenditures of such Person and its Subsidiaries for such twelve-month period.

                  "Conversion" or "Conversion Rights" shall mean exchange of, or the rights to exchange, the Principal Amount of the Loan, or any part thereof, for fully paid and nonassessable Common Stock on the terms and conditions provided in the Debenture.

                  "Current Assets" shall mean, for any Person as of any date, the assets of such Person and its consolidated Subsidiaries which would be reflected as current assets on a consolidated balance sheet for such Person and its Subsidiaries prepared as of such date in accordance with GAAP.

                  "Current Liabilities" shall mean, for any Person as of any date, the liabilities of such Person and its consolidated Subsidiaries which would be reflected as current liabilities on a consolidated balance sheet for such Person and its subsidiaries prepared as of such date in accordance with GAAP. For purposes of calculating compliance with any covenant contained in this Agreement or any other Loan Document, the principal amount of Current Liabilities shall include any balance under any revolving credit facility of the Borrower, regardless of whether such revolving credit facility would be reflected as a current liability in accordance with GAAP.

                  "Current Ratio" shall mean, for any Person as of any date, the ratio of such Person's current assets to current liabilities as of such date.

                  "Debenture" shall mean the Debenture executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof

                  "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors or debtors generally.

                  "Default" or "Event of Default" shall mean any of the events specified in Article VIII.

                  "Dividends," in respect of any corporation, shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash and other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued pursuant thereto.

                  "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board or their successors, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

                  "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their businesses, operations or properties.

                  "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person in effect guarantees the payment of any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) to purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment; or (iii) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof, except that "Guaranty" shall not include the endorsement by Borrower or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

                  "Holder" shall mean the registered holder of Registrable Securities.

                  "Indebtedness" shall mean, with respect to any Person, without duplication, the following indebtedness, obligations and liabilities of such
Person: (i) indebtedness for borrowed money; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations of such Person in respect of any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, but only to the extent so secured; and (v) all preferred stock of such Person which is subject, at the time of calculation of Indebtedness, to a mandatory redemption requirement, valued at the greater of its involuntary redemption price or liquidation preference plus accrued and unpaid dividends, and all extensions, renewals, modifications and amendments thereto.

                  "Interest Coverage Ratio" means for any period, the ratio of
(a) Borrower's consolidated net income after taxes for such period (excluding Borrower's after tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus interest expense for such period to
(b) interest expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person; provided however, that "Investment" shall not include (i) any demand deposits in a duly chartered state or national bank or other cash equivalent investments, (ii) any loans permitted by Section 6.12, or (iii) any acquisitions of equity in any other Person.

                  "IRS Code" shall mean the Internal Revenue Code of 1986, as amended, together with all rules and regulations issued thereunder.

                  "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

                  "Loan" shall mean the money lent to Borrower pursuant to this Agreement, along with any accrued, unpaid interest thereon.

                  "Loan Closing" or "Loan Closing Date" shall mean the disbursement of Loan funds, which shall occur within ten (10) days of the execution and delivery of this Agreement.
                  "Loan Documents" shall mean this Agreement, the Debenture and any other agreements or documents required to be executed or delivered by Borrower pursuant to the terms of this Agreement (and any amendments or supplements hereto or modifications hereof).

                  "Lock-Up Agreement" shall mean the "lock-up" agreements to be executed by the executive officers, directors and principal shareholders of Borrower pursuant to Section 5.19 of this Agreement.

                  "Majority Interest" shall mean the record holders, from time to time, of Debentures representing a majority of the then outstanding principal amount of all Debentures.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean (i) any change, factor or event that shall (a) have a material adverse effect upon the validity or enforceability of any Loan Documents, (b) have a material adverse effect upon the financial condition, results of operations, business, properties, operations or assets of Borrower or its Subsidiaries taken as a whole, or (c) have a material adverse effect upon the ability of Borrower to fulfill its obligations under the Loan Documents, or (ii) any event that causes an Event of Default or which, with notice or lapse of time or both, could reasonably be expected to become an Event of Default.

                  "Net Income" shall mean, for any Person for any period, consolidated net income of such Person and its consolidated Subsidiaries for such period which would be reflected in accordance with GAAP, but excluding (a) any gain or loss arising from the sale of capital assets, (b) any gain or loss arising from any write-up or write-down of assets, (c) income or loss of any Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition, (d) income or loss of any Person in which the Person has any ownership interests (other than consolidated subsidiaries of such Person), unless such earnings have actually been received or paid by the Person or its consolidated Subsidiaries in the form of cash distributions or additional cash calls, (e) income or loss of any Person to which assets of the Person or its consolidated subsidiaries shall have been sold, transferred or disposed of, or into which the Person shall have merged, to the extent that such earnings or losses of any other Person arise prior to the date of such transaction, (f) any gain or loss arising from the acquisition of any securities of the Person or any of its consolidated subsidiaries, and (g) any extraordinary gain or loss realized by such Person or any of its consolidated subsidiaries during such period.

                  "Obligation" shall mean: (i) all present and future Indebtedness, obligations and liabilities of Borrower to the Lender arising pursuant to this Agreement, regardless of whether such Indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; (ii) all present and future Indebtedness, obligations and liabilities of Borrower to the Lender arising pursuant to or represented by the Debenture and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof; (iii) all present and future Indebtedness, obligations and liabilities of Borrower and any Subsidiary evidenced by or arising pursuant to any of the Loan Documents; (iv) all costs incurred by the Lender or Agent including, but not limited to, reasonable attorneys' fees and legal expenses related to this transaction; and (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof

                  "Permits" shall have the meaning set forth in Section 4.16.

                  "Permitted Indebtedness" shall mean Indebtedness outstanding as of the date hereof or incurred in compliance with Section 6.01 and the other terms of this Agreement that constitutes (i) Senior Obligations, (ii) obligations under Capital Leases, (iii) Subordinated Debt, (iv) purchase money Indebtedness, (v) intercompany Indebtedness, (vi) Indebtedness under this Agreement or the Debenture, (vii) trade payables and other obligations incurred in the ordinary course of business payable on terms not to exceed 90 days, and
(viii) any refunding, refinancing or extension of any of the above.

                  "Permitted Liens" shall mean: (i) Liens (if any) granted for the benefit of the Lender; (ii) Liens to secure the Permitted Indebtedness;
(iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (iv) Liens imposed by mandatory provisions of law such as for carriers', landlord's, materialmen's, mechanics', warehousemen's, vendors' and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is made within 30 days of the date such Lien arises, or that are being contested in good faith by appropriate proceedings as to which adequate reserves have been established to the extent required by GAAP; (v) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; (vi) Liens arising from good faith deposits in connection with tenders, leases, bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vii) encumbrances consisting of zoning restrictions, easements, reservations, licenses, covenants and other minor irregularities of title or other restrictions on the use of real property (whether owned or leased), provided that such items do not materially impair the intended use of such property, and none of which is violated by Borrower's existing structures or land use; (viii) mortgages, financing statements, equipment leases or other encumbrances incurred in connection with the acquisition of property or equipment or the replacement of existing property or equipment, provided that such liens shall be limited to the property or equipment then being acquired; and (ix) Liens which secure Senior Obligations.

                  "Person" shall include an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for employees of Borrower and/or any Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under
Section 412 of the IRS Code.

                  "Principal Amount" shall mean, as of any time, the then aggregate outstanding face amount of the Debenture after any conversions or redemptions and after giving effect to any installment payments received by the Lender.

                  "Registrable Securities" shall mean (i) the Common Stock issuable upon Conversion of the Debenture, and (ii) any warrant, right or other security that is issued with respect to the Common Stock by way of (a) a stock dividend; (b) any other distribution with respect to, or in exchange for, or in replacement of Common Stock; (c) a stock split; and (d) in connection with a combination of shares, recapitalization, merger or consolidation excluding in all cases, however, any Common Stock that is not a Restricted Security and any Registrable Securities sold or transferred by a Person in a transaction in which the rights under this Agreement are not assigned.

                  "Renaissance Group" shall mean Renaissance Capital Group, Inc., a Texas corporation.

                  "Reorganization" shall mean the consummation of the reincorporation of the Borrower as a Delaware corporation and the amendment of its Certificate of Incorporation in connection therewith to effect a reverse split of the Common Stock and an increase in the authorized capital of the Borrower to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

                  "Restricted Security" shall mean a security that has not been
(i) registered under the 1933 Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provisions that are in force) under the 1933 Act.

                  "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the 1933 Act and the 1934 Act.

                  "1933 Act" shall refer to the Securities Act of 1933, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

                  "1934 Act" shall refer to the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

                  "1940 Act" shall refer to the Investment Company Act of 1940, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

                  "Senior Documents" shall mean all loan documents evidencing the Senior Obligations, as each may now or hereafter be amended, modified, supplemented, renewed or extended from time to time.

                  "Senior Obligations" shall mean one or more senior debt facilities (including loans and other extensions of credit under the Senior Documents) with banks or other institutional lenders providing for revolving credit loans, term loans, asset-based secured loans, capital expenditure loans, or letters of credit, or any other indebtedness senior to the Loan, as now existing or hereafter incurred, and, in each case, as amended, restated, modified, renewed or extended from time to time.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (i) the fair value of the assets of such Person is greater than the total amount of liabilities of such Person; (ii) the estimated present fair salable value, in the ordinary course of business, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Debt" shall mean any unsecured indebtedness of Borrower, now existing or hereafter incurred, which indebtedness is, by its terms, junior in right of repayment to the payment of the Debenture.
                  "Subsidiary" or "Subsidiaries" shall mean any or all corporations or entities, whether now existing or hereafter acquired, of which over 50% the Voting Shares or equity interests are owned, directly or indirectly, by Borrower.

                  "Trailing Twelve Months EBITDA" shall mean for any Person, for the immediately preceding twelve-month period on such date, Net Income of such Person and its Consolidated Subsidiaries for such twelve-month period, plus (a) all deferred income tax expense of such Person and its Consolidated Subsidiaries for such twelve-month period, (b) all depreciation expense of such Person and its Consolidated Subsidiaries for such twelve-month period, and (c) all amortization expense of such Person and its Consolidated Subsidiaries for such twelve-month period, less capital expenditures of such Person and its Consolidated Subsidiaries for such twelve-month period.

                  "Voting Shares" of any corporation or business entity shall mean shares of any class or classes (however designated) or other equity interest having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, or business entity, other than shares having such power only by reason of the happening of a contingency.

Section 1.02 Other Definition Provisions.
----------------------------------------

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Debenture or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used herein in the singular shall import the plural and vice versa.

          (c) The words "hereof," "herein," "hereunder" and similar terms, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d) References to financial statements and reports shall be deemed to be a reference to such statements and reports prepared in accordance with GAAP.

          (e) Accounting terms not specifically defined above in this Agreement shall be construed in accordance with GAAP.

                          ARTICLE II. - LOAN PROVISIONS

Section 2.01 The Loan.
---------------------

          (a) Subject to the terms and conditions of this Agreement, and the compliance with such terms and conditions by all parties, Lender agrees to lend to Borrower, and Borrower agrees to borrow from the Lender, the total Principal Amount of Five Hundred Thousand Dollars ($500,000).

          (b) The Loan shall be disbursed at Loan Closing, subject to the conditions provided hereunder, and shall be evidenced by the Debenture, in the Principal Amount specified above. The Debenture shall rank pari passu with all Indebtedness of Borrower, other than the Senior Obligations and the Subordinated Debt.

          (c) Unless otherwise mutually agreed, the Loan Closing shall be at the offices of Renaissance Capital Group, Inc., 8080 North Central Expressway, Suite 210, Dallas, Texas.

          (d) If, within 10 days of the date of this Agreement, (i) Borrower has failed to comply with the conditions precedent to the Loan Closing as specified in Article III hereof (unless compliance with such conditions in whole or in part has been waived or modified by the Lender its sole discretion) or (ii) the Loan Closing has not occurred (unless the date of such Loan Closing has been mutually extended), other than as a result of any failure of Lender to comply with the terms of this Agreement, then, in either such case, the obligations of the Lender under this Agreement shall terminate; provided, however, that Borrower shall be obligated for payment of the fees and expenses provided in Section 2.07 due and payable as of such date of termination.

Section 2.02 Use of Proceeds.
------------------- --------

          (a) Borrower intends to use the Loan proceeds in connection with the acquisition of a Subsidiary.

          (b) Borrower hereby acknowledges that the proceeds from the Loan shall be of benefit to Borrower for the growth of its business by providing capital not otherwise available from financial institutions which will provide additional opportunities for Borrower.

Section 2.03 Interest Rate and Interest Payments.
------------------------------------------------

          Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 8.00% per annum, with the first installment of accrued, unpaid interest being due and payable on September 1, 2001 and subsequent payments of accrued, unpaid interest being due and payable on the first day of each month thereafter. Overdue principal and interest on the Debenture shall bear interest at the maximum rate permitted by applicable law. Interest on the Principal Amount of the Debenture shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.

Section 2.04 Maturity.
---------------------

          If not sooner redeemed or converted, the Debenture shall mature on July 19, 2008, at which time all the remaining unpaid principal, interest and any other charges then due under this Agreement shall be due and payable in full. Unless the holders of a Majority Interest shall otherwise consent, the Debenture shall be prepaid pro rata with any prepayments of Indebtedness, other than Senior Obligations.

Section 2.05 Mandatory Principal Repayment.
------------------------------------------

          The Debenture shall be subject to mandatory principal repayment as provided in the Debenture.

Section 2.06 Redemption.
-----------------------

          The Debenture shall be subject to redemption as provided in the Debenture.

Section 2.07 Conversion.
-----------------------

          The Debenture shall be subject to conversion as provided in the Debenture.

Section 2.08 Fees and Expenses.
------------------------------

          Upon Loan Closing, Borrower shall pay at Loan Closing to Agent, or at its direction, a Closing Fee equal to 1.0% of the Loan proceeds as well as any unpaid portion of the Commitment Fee, Closing Expense Fee and Due Diligence Fee, all as set forth in the preliminary terms letter dated June 14, 2001, between the Borrower and Renaissance Group.

Section 2.09 Finder's Fees.
--------------------------

          Borrower represents to the Lender that, except as set forth in
Schedule 2.08, no placement fees, commissions, brokerage or finder's fees were incurred by Borrower in connection with this Agreement or the Debenture. Borrower shall be responsible for the payment of all such placement fees, commissions, brokerage or finder's fees.

Section 2.10 Taxes.
------------------

          (a) The Debenture shall be convertible into shares of Common Stock and on such terms as are stated in the Debenture. Such conversion shall be made without deduction for any present or future taxes, duties, charges or withholdings, (excluding, in the case of the Lender, any foreign taxes, any federal, state or local income taxes (or withholdings with respect thereto) and any franchise taxes or taxes imposed upon it by the jurisdiction, or any political subdivision thereof, under which the Lender is organized or are qualified to do business), and all liabilities with respect thereto (herein "Taxes") shall be paid by Borrower. If Borrower shall be required by law to deduct any Taxes for which Borrower is responsible under the preceding sentence from any sum payable hereunder to the Lender: (i) the sum payable shall be increased so that after making all required deductions, the Lender shall receive an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. Borrower shall be entitled to any refunds or returns from any such taxing authority.

          (b) Except as otherwise set forth in this Agreement or the other Loan Documents, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes reasonably paid by the Lender or any liability (including any penalties or interest assessed because of Borrower's defaults) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. The Lender shall subrogate any and all rights and claims relating to such Taxes and Other Taxes to Borrower upon payment of said indemnification.

          (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower in this Section
2.09 shall survive the payment in full of the Obligation.

          (e) Borrower shall have no liability or obligation with respect to taxes on income recognized by the Lender with respect to the Debenture.

                        ARTICLE III. - CLOSING CONDITIONS

Section 3.01 Document Requirements.
----------------------------------

          The obligation of the Lender to advance funds at the Loan Closing Date hereof is subject to the condition precedent that, on or before the date of such advance, the Lenders shall have received the following:

          (a) Debentures. Duly executed Debentures from Borrower each in the Principal Amount of $250,000, styled "The Frost National Bank, Custodian FBO Renaissance US Growth and Income Trust PLC, Trust No. W00740 100" and "HSBC Global Custody Nominee (U.K.) Limited, Designation No. 896414," both of which shall be in the form and substance acceptable to the Lender and its counsel.

          (b) CEO's Certificate. A certificate signed by the chief executive officer of Borrower, in his capacity as such, and dated as of the Loan Closing Date stating that: (i) all of the representations and warranties contained in Article IV hereof and the other Loan Documents are true and correct in all material respects as of the Loan Closing Date; and (ii) no event has occurred and is continuing, or would result from the Loan, which constitutes, or with notice or lapse of time or both would constitute, a Default or an Event of Default.

          (c) Secretary's Certificates. A signed certificate of the Secretary of Borrower which shall certify (i) copies of the Articles of Incorporation (or other organizational document) of Borrower and each Subsidiary and all amendments thereto, certified by the Secretary of State of the state of incorporation (or other appropriate authority) and dated within ten (10) days prior to Loan Closing, a copy of the Articles of Incorporation (or other organizational document) of each Subsidiary and all amendments thereto, certified by the Secretary of Borrower as of the date of such certification; (ii) a copy of the Bylaws of Borrower and each Subsidiary and all amendments thereto certified by the Secretary of Borrower and each such Subsidiary as of the date of such certification; (iii) copies of resolutions, as adopted by Borrower's and each Subsidiary's Board of Directors, approving the execution, delivery and performance, as applicable, of this Agreement, the Debenture, and the other Loan Documents, including the transactions contemplated herein, stating that such resolutions have been duly adopted, are true and correct, have not been altered or repealed and are in full force and effect; (iv) certificates of good standing (or other similar instrument) for Borrower and each Subsidiary issued by the appropriate official of the state of incorporation of Borrower and each Subsidiary and certificates of qualification and good standing for Borrower and each Subsidiary issued by the appropriate official of each of the states for which Borrower and each Subsidiary is required to be qualified to do business as a foreign corporation, dated within ten (10) days prior to Loan Closing; and (v) the names of the officers of Borrower and each Subsidiary authorized to sign the Loan Documents to be executed by such officer, together with the true signatures of each such officer. It is herewith stipulated and agreed that the Lender may thereafter rely conclusively on the validity of this certificate as a representation of the officers of Borrower and each Subsidiary duly authorized to act with respect to the Loan Documents until such time as the Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower and each Subsidiary canceling or amending the prior certificate and submitting the signatures of the officers thereupon authorized in such further certificate.

          (d) Legal Opinion. Legal opinions from counsel to Borrower and the Subsidiaries.

          (e) "Lock-Up" Agreements. "Lock-Up" Agreements, in form and substance satisfactory to the Lender and its counsel.

          (f) Other Documents. Such other information, documents and agreements as may reasonably be required by the Lender and the Lender's counsel to substantiate Borrower's compliance with the requirements of this Agreement and the Lender's compliance with the 1940 Act.

Section 3.02 Other Conditions.
-----------------------------

          (a) The merger between the Company and United Expressline, Inc. shall have been completed.

          (b) The Borrower and the Lender shall have entered into a Registration Rights Agreement.

            ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BORROWER

          All references in this Article to Borrower shall include the Subsidiaries, unless the context otherwise requires. To induce the Lender to make the Loan hereunder, Borrower represents and warrants to the Lender that:

Section 4.01 Organization and Good Standing.
-------------------------------------------

          Borrower is duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which failure to qualify would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact material business operations in the future.

Section 4.02 Authorization and Power.
------------------------------------

          Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Borrower. Borrower is duly authorized to, and has taken all corporate action necessary to authorize, execute, deliver and perform the Loan Documents executed by Borrower. Borrower is and will continue to be duly authorized to perform the Loan Documents executed by Borrower.

Section 4.03 No Conflicts or Consents.
-------------------------------------

          Except as disclosed on Schedule 4.03, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower is or may become bound, or to which Borrower is or may become subject, or violate any provision of the charter or bylaws of Borrower or trigger any preemptive rights or rights of first refusal of any third party. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby except those that have been obtained.

Section 4.04 Enforceable Obligations.
------------------------------------

          The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.


Section 4.05 No Liens.
---------------------

          Except for Permitted Liens, all of the properties and assets owned or leased by Borrower are free and clear of all Liens and other adverse claims of any nature, and Borrower has good and marketable title to such properties and assets. A true and complete list of all known or recorded liens for borrowed money is disclosed on Schedule 4.05.

Section 4.06 Financial Condition.
--------------------------------

          Borrower has delivered to the Lender the balance sheet of Borrower as of December 31, 2000, and the related statement of income, stockholders' equity and statement of cash flow for the year then ended, audited by its independent certified public accountant. Borrower has also delivered to the Lender the unaudited balance sheet of Borrower as of April 30, 2001 and the related unaudited statement of income, stockholders' equity and statement of cash flow for the three (3) months then ended. Such financial statements fairly present the financial condition of Borrower as of such dates and have been prepared in accordance with GAAP (except that unaudited financial statements omit certain footnotes); and as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements or otherwise disclosed herein or in the Schedules. Since the date of the above-referenced year end financial statements, there have not been, except as disclosed in Schedule 4.06: (i) any Material Adverse Change; (ii) any Dividend declared or paid or distribution made on the capital stock of Borrower or any capital stock thereof redeemed or repurchased;
(iii) any incurrence of long-term debt by Borrower; (iv) any salary, bonus or compensation increases to any officers, key employees or agents of Borrower, other than in the ordinary course of business and consistent with past practice; or (v) any other material transaction entered into by Borrower, except in the ordinary course of business and consistent with past practice.

Section 4.07 No Default.
-----------------------

          No event has occurred and is continuing which constitutes, or, with notice or lapse of time or both, would constitute, a Default or an Event of Default under this Agreement.

Section 4.08 Material Agreements.
--------------------------------

          Neither Borrower nor any Subsidiary nor any other party is in default, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default, under any contract, lease, loan agreement, indenture, mortgage, security agreement, license agreement or other agreement or obligation to which it is a party or by which any of its properties is subject which could reasonably be expected to have a Material Adverse Effect, except as described on Schedule 4.08. To the best knowledge of Borrower, it is not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create, or to likely create, a Material Adverse Effect on the business, operations or financial condition of Borrower.

Section 4.09 No Litigation.
--------------------------

          Except as disclosed on Schedule 4.09, there are no actions, suits, investigations, arbitrations or administrative proceedings pending or, to the best knowledge of Borrower, threatened, against Borrower, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to the Lender which could reasonably be expected to have a Material Adverse Effect on Borrower or on any transactions contemplated by any Loan Document. Borrower has not received any claim that Borrower currently violates any federal, state or local law, ordinance, rule or regulation, which could have an adverse effect on its business and, to the best of Borrower's knowledge, no such claim is or has been threatened; and, except as disclosed on Schedule 4.09, there have been no developments adverse to Borrower with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature.

Section 4.10 Taxes.
------------------

          All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises now due have been paid, in each case, except where the same are being contested in good faith by appropriate proceedings, as disclosed on
Schedule 4.10.

          Except as disclosed on Schedule 4.10, Borrower has not received any notice of deficiency or other adjustment from any taxing authority that is unresolved as of the Loan Closing. No audit or examination, claim or proposed assessment by any taxing authority is pending or, to the best knowledge of Borrower, threatened against Borrower or any of its properties. All ad valorem and other property taxes imposed on Borrower, or that may become a lien on Borrower's assets and that are due and payable, have been paid in full. Borrower has withheld or collected from each payment made to each of its U.S. employees the amount of all taxes (including federal income taxes, Federal Insurance Contributions Act ("FICA") taxes, and state and local income, payroll, and wage taxes, among others) required to be withheld or collected.

Section 4.11 Capitalization.
---------------------------

          The authorized capital stock of Borrower consists of 5,000,000 shares of Preferred Stock, $0.00 1 par value, of which _________________ shares are issued and outstanding as of the date hereof, and 40,000,000 shares of Common Stock, $0.0001 par value, of which _______________ shares of Common Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights or rights of first refusal of any person. Schedule 4.11 sets forth all stock options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal and other rights or agreements to acquire securities of Borrower and any shares held in treasury or reserved for issuance upon exercise of such stock options, warrants or conversion rights, subscription rights and other rights or agreements to acquire securities. As of the Loan Closing Date, Borrower does not have class of securities with respect to which a member of a national securities exchange, broker or dealer may extend or maintain credit to or for a customer pursuant to rules or regulations adopted by the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act. Borrower has, and will continue to have as long as the Debenture remains outstanding, authorized and reserved an adequate number of shares of Common Stock to permit Conversion of the Debenture.

Section 4.12 Use of Proceeds.
------------------- --------

          Borrower intends to use proceeds from the Loan as disclosed in Section
2.02 hereof.

Section 4.13 Employee Matters.
-----------------------------

          (a) Except as set forth on Schedule 4.13, Borrower is not a party to any collective bargaining agreement and is not aware of any activities of any labor union that is currently seeking to represent or organize its employees;

          (b) Borrower is in compliance with all material federal, state and municipal laws respecting employment and employment practices, occupational health and safety, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes;

          (c) there is no unfair labor practice complaint against Borrower pending before the National Labor Relations Board or any state or local agency;

          (d) to the best knowledge of Borrower, there is no pending labor strike or other material labor trouble affecting Borrower (including, without limitation, any organizational drive);

          (e) to the best knowledge of Borrower, there is no material labor grievance pending against Borrower;

          (f) there is no pending representation question respecting the employees of Borrower before any local, state or federal agency;

          (g) except as set forth on Schedule 4.13, there are no pending proceedings arising out of or under any collective bargaining agreement to which Borrower is a party, or to the best knowledge of Borrower, any basis for which a claim may be made under any collective bargaining agreement to which Borrower is a party; and

          (h) there are no pending proceedings arising out of any employment discrimination claim or any basis for which any such claim may be made.

Section 4.14 Employee Benefit Plans.
-----------------------------------

          Schedule 4.14 lists (i) any "employee benefit plans" as described in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") (other than a defined contribution pension plan not requiring any contribution by Borrower, paid time-off policy or vacation/holiday/sick leave policy, and employee group life and health plans that are fully funded through commercial insurance); and (ii) any defined benefit "employee pension benefit plans" (as defined in ERISA). Neither Borrower nor, to the best knowledge of Borrower, any other person has engaged in a transaction with respect to any employee benefit plan listed or required to be listed on Schedule 4.14 which could subject any such plan, Borrower or the Lender to a penalty under ERISA or a tax under the Internal Revenue Code of 1986, as amended (the "Code"), except for those transactions which could not reasonably be expected to have a Material Adverse Effect. Each of the employee benefit plans listed, or required to be listed, on Schedule 4.14 has been operated and administered in accordance with applicable law, including without limitation ERISA, except for any such failure which would not subject Borrower or the Lender to any penalty or other liability and except for any such failure which would not have an adverse effect upon the applicable plan or any participant therein. Borrower has not incurred, nor presently expects to incur, any liability under Title IV of ERISA that could result in liability to the Lenders or Borrower. Each employee benefit plan listed or required to be listed on Schedule 4.14 that is a group health plan within the meaning of Section 5000(b)(1) of the Code, is in compliance with the provisions of Section 4980B(f) of the Code, except for any such non-compliance which would not subject Borrower or the Lender to any penalty or liability and except for any such failure which would not have an adverse effect upon the applicable plan or any participant therein. There is not any pending or, to the best knowledge of Borrower, threatened claim by or on behalf of any employee benefit plan, by any employee covered under any such plan or otherwise involving any employee benefit plan (other than routine non-contested claims for benefits).

Section 4.15 Compliance with Laws.
---------------------------------

          Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, each of Borrower and the Subsidiaries has all requisite licenses, permits and certificates including without limitation, drug, environmental and health and safety permits from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effector as set forth on Schedule 4.15, neither Borrower nor any Subsidiary is in violation of any law, regulation or ordinance relating to its business, operations and properties which, individually or in the aggregate, could have a Material Adverse Effect, and the business and operations of Borrower or any Subsidiary do not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders. Except as set forth on
Schedule 4.15, Borrower and the Subsidiaries have not received any notice or communication from any federal, state, local or foreign governmental or regulatory authority or agency. Borrower and the Subsidiaries have not engaged in any practices in violation of any antitrust law or regulation of any federal, state, local or foreign Governmental Authority.

Section 4.16 Licenses and Permits.
---------------------------------

          Borrower and the Subsidiaries have all licenses and franchises relating to the operation of their respective businesses as are necessary and required for such ownership and operation, all of which are in good standing and, except as expressly set forth on Schedule 4.16, are not subject to renewal within less than one (1) year.

Section 4.17 Contracts.
----------------------

          Schedule 4.17 lists all contracts to which Borrower or the Subsidiaries are a party involving obligations in respect of the business for payment, performance of services or delivery of goods in excess of $100,000 or which require Borrower to continue to perform for a period of longer than twelve
(12) months (the "Scheduled Contracts"). Borrower has made available to the Lender true and correct copies of all the Scheduled Contracts. All of such Scheduled Contracts are valid and binding obligations of Borrower or the Subsidiaries, are in full force and effect, and, to the best knowledge of Borrower or the Subsidiaries, are enforceable against the parties thereto in accordance with their respective terms. Neither Borrower nor the Subsidiaries has received any notice that the other parties to the Scheduled Contracts are
(i) in default under such Scheduled Contracts, or (ii) consider Borrower to be in default thereunder. Except as expressly noted in Schedule 4.17, to the best knowledge of Borrower or the Subsidiaries, no party to any of the Scheduled Contracts intends to terminate or adversely modify its agreement(s) with respect thereto or adversely change the volume of business done thereunder.

Section 4.18 Shares Issuable Upon Conversion.
--------------------------------------------

          Subject to consummation of the Reorganization, the shares of Common Stock of Borrower when issued to the Lender upon conversion of the Debenture, will be duly and validly issued, fully paid and nonassessable and in compliance with all applicable securities laws. Such issuance will not give rise to preemptive rights, rights of first refusal or similar rights by any other security holder of Borrower.

Section 4.19 Insider.
--------------------

          (a) Neither Borrower, nor any Person having "control" (as that term is defined in the 1940 Act or in the regulations promulgated pursuant thereto) of Borrower is an "executive officer," "director," or "principal shareholder" (as those terms are defined in the 1940 Act) of any Lender.

          (b) Borrower's SEC reports due prior to the date hereof disclose all material transactions required to be disclosed therein.

          (c) All agreements between Borrower and any of its officers, directors and principal shareholders, including employment agreements, are disclosed in the reports and filings made with the SEC or listed on Schedule 4.19.

Section 4.20 Advice of Attorney and Accountant.
---------------------- -----------------------

          The Borrower has been advised by the Lender to seek the advice of an attorney and an accountant in connection with the Loan, and the Borrower has had the opportunity to seek the advice of an attorney and accountant of the Borrower's choice in connection with the Loan.

Section 4.21 Subsidiaries.
-------------------------

          (a) All of the Subsidiaries of Borrower are listed on Schedule 4.20. Except as disclosed on Schedule 4.20, Borrower owns all of the outstanding capital stock or other equity interests of the Subsidiaries, free and clear of all adverse claims, other than Liens securing the Senior Obligations. All of such outstanding capital stock of each Subsidiary has been duly and validly authorized and issued and is fully paid and nonassessable. All such Subsidiaries are duly organized and existing in good standing under the laws of the respective jurisdictions of their incorporation or organization, are duly qualified as foreign corporations and in good standing in all jurisdictions in which failure to qualify would have a Material Adverse Effect, and have the corporate power and authority to own their respective properties and assets and to transact the business in which they are engaged and are or will be qualified in those jurisdictions wherein they propose to transact material business operations in the future.

          (b) Except as disclosed on Schedule 4.20, Borrower does not own any equity or long-term debt interest in any other Person, or any right or option to acquire any such interest in any such Person.

          (c) There are no restrictions on the payment of dividends by or advances from any Subsidiary to Borrower.

Section 4.22 Casualties.
-----------------------

          Except as disclosed on Schedule 4.21, neither the business nor the properties of Borrower is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance).

Section 4.23 Investment Company Act.
-----------------------------------

          Borrower is not an "investment company," as defined in Section 3 of the 1940 Act, nor a company that would be an investment company, except for the exclusions from the definition of an investment company in Section 3(C) of the 1940 Act, and Borrower is not controlled by such a company.

Section 4.24 Sufficiency of Capital.
--------------------------- -------

          Borrower is, and after consummation of this Agreement and giving effect to all Indebtedness incurred and transactions contemplated in connection herewith will be, Solvent.

Section 4.25 Corporate Names.
----------------------------

          Borrower has not, during the preceding five (5) years, done business under or used any assumed, fictitious or trade names, in its current businesses, except as disclosed on Schedule 4.24.

Section 4.26 Insurance.
----------------------

          All of the insurable properties of Borrower are insured for its benefit under valid and enforceable policies issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Borrower's industry. Schedule 4.25 sets forth all of Borrower's property insurance policies.

Section 4.27 Intellectual Property.
----------------------------------

          Borrower owns, or is licensed to use, all material trademarks, service marks, trade names, patents and copyrights presently used to conduct its business, except those for which the failure to obtain could not be reasonably expected to have a Material Adverse Effect. To the best of its knowledge, Borrower has the right to use such intellectual property rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any such rights or challenging or questioning the validity or effectiveness of any such license or agreement. Borrower is not in default of any such license agreements in any material respect, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a material default. Each license agreement is enforceable in accordance with its terms and has not been canceled, abandoned or terminated, nor has Borrower received notice thereof. There are no claims for trademark or copyright infringement pending or threatened against Borrower or the Subsidiaries or their respective officers or directors. Neither Borrower nor any Subsidiary is currently using copyrightable material for which Borrower or any Subsidiary needs, but does not have, a license to conduct its existing business. Neither Borrower nor any Subsidiary is currently using any trademarks for which Borrower or any Subsidiary needs, but does not have, a valid character or trademark license to conduct its existing business.

Section 4.28 Real Property.
--------------------------

          (a) Set forth on Schedule 4.27 is a list of the addresses of each parcel of real property owned by or leased to Borrower, as indicated on the Schedule.

          (b) Borrower has delivered to the Lender true and correct copies of all of its leases or subleases and all related amendments, supplements and modifications and related documents (the "Scheduled Lease Documents"), which require payments or contingent payments by Borrower of any of the Subsidiaries subsequent to the date hereof in excess of $100,000. There are no other agreements, written or oral, between Borrower and any third parties claiming an interest in Borrower's interest in the Scheduled Leases or otherwise relating to Borrower's use and occupancy of any leased real property. All such leases are valid and binding obligations of the parties thereto, are in full force and effect and enforceable against the parties thereto in accordance with their terms; and no event has occurred including, but not limited to, the executed, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. No property leased under any lease which the Lender has agreed to assume is subject to any lien, encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of Borrower's business.

          (c) On the Loan Closing Date, Borrower will hold of record good, marketable and insurable title to the property described in Schedule 4.27 free and clear of all title defects, liens, pledges, claims,
     charges,  rights  of  first  refusal,   security  interests  or  other
     encumbrances and not, in the case of the real property, subject to any rights-of-way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, except with respect to all such properties, (i) matters set forth in Schedule 4.27, and (ii) liens for current taxes and assessments not in default (collectively, the "Permitted Encumbrances"). Notwithstanding the foregoing, Borrower's representations and warranties regarding title defects with respect to the real property is limited to defects arising by, through or under Borrower, but not otherwise. Borrower and the Subsidiaries have adequate title insurance coverage for such properties. All real property and structures owned or leased by Borrower, and all equipment owned or leased by Borrower, are in good operating condition and repair (ordinary wear and tear excepted), taking into account their respective ages and consistent with their past uses, and are adequate for the uses to which they are being put. Except as set forth on Schedule 4.27, to Borrower's best knowledge, the buildings and improvements owned or leased by Borrower are structurally sound. Borrower has not received any notice of any violation of any building, zoning or other law, ordinance or regulation in respect of such property or structures or their use by Borrower. To Borrower's best knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the real property or that would materially adversely affect the current or planned use of the real property or any part thereof. The facilities consisting of owned personal property are subject to no liens or encumbrances except the security interests of record set forth on Schedule 4.27, which Schedule is a copy of a Uniform Commercial Code ("UCC") search duly obtained by Borrower in the last thirty (30) days and which search shows security interests of record relating to such facilities in the State of Texas. Borrower agrees to remove all security interests reflected on such UCC search, if any, prior to the Loan Closing (except those approved by the Lender in writing) and to remove any other security interests filed with respect to such facilities between the date of such UCC search and the date of the Loan Closing. Schedule 4.27 also describes all construction work, if any, which Borrower has contracted for and which is presently in progress in respect of the business, and also contains a good faith estimate, as of the date of this Agreement, of the cost and timetable to complete each such project. Copies of the architect's and the contractor's, if any, plans and specifications with respect to such construction in progress have been delivered to the Lender.

Section 4.29 Environmental.
--------------------------

          (a) Borrower is currently in compliance with all Environmental Laws (as defined below) which compliance includes, but is not limited to, the possession by Borrower of all permits and other governmental authorization required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in any case where the failure to be in compliance would not have a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.28, Borrower has not stored, disposed of or arranged for disposal of any Materials of Environmental Concern (as defined below) on any of the real property, except in compliance with applicable Environmental Laws.

          (c) Borrower has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Borrower is not in full compliance with Environmental Laws, and there are no circumstances that may prevent or interfere with such full compliance in the future. There is no Environmental Claim (as defined below) pending or, to Borrower's best knowledge, threatened against, or which has been made known to, Borrower.

          (d) Except as set forth on Schedule 4.28, during the period the facilities have been held by Borrower, its affiliates or, to Borrower's best knowledge, its predecessors in interest, there have been no actions, activities, circumstances, conditions, events or incidents including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Substance (as defined below), that could form the basis of any Environmental Claim against Borrower under any Environmental Law in effect at, or at any time prior to, the Loan Closing.

          (e) Without in any way limiting the generality of the foregoing to the best knowledge of Borrower, (i) there are no underground storage tanks located on the property owned or leased by Borrower or the Subsidiaries, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Borrower or the Subsidiaries, and
(iii) no polychlorinated biphenyls ("PCBs") are used or stored at any property owned or leased by Borrower or the Subsidiaries.

          The following terms shall have the following meanings:

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned or operated by Borrower, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means the federal, state and local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Loan Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of materials of environmental concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Loan Closing Date including, without limitation, the statutes listed below:

          Federal Resources Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.

          Federal  Comprehensive   Environmental   Response,   Compensation  and
     Liability Act of 1980, 42 U.S.C. 9601, et seq.

          Federal Clean Air Act, 42 U.S.C. 7401, et seq.

          Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. 1251, et seq.

          Federal Insecticide, Fungicide and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. 136 et seq.

          Federal Hazardous Materials Transportation Act, 48 U.S.C. 1801, et seq.

          Federal Toxic Substances Control Act, 15 U.S.C. 2601, et seq.

          Federal Safe Drinking Water Act, 42 U.S.C. 300f et seq.

                  "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances including, without limitation, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance," "toxic substance," "toxic pollutant" or similarly identified substance or mixture, in or pursuant to any Environmental Law.

Section 4.30 Survival of Representations and Warranties.
------------------------ ------------------------------

          All representations and warranties of Borrower herein shall survive the Loan Closing and the delivery of the Debenture, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender's right to rely on Borrower's representations and warranties as herein set forth.

Section 4.31 Full Disclosure.
----------------------------

          Neither the representations or warranties of Borrower, the schedules to this Agreement, the financial statements referenced in Section 4.06, nor any SEC registration statement, report or proxy statement filed by the Borrower contains or will contain, as of the date thereon, any untrue statement of a material fact or omits or will omit to state any material fact necessary to keep the statements contained herein or therein from being misleading.

                     ARTICLE V. -  AFFIRMATIVE COVENANTS OF BORROWER

          So long as any part of the Debenture remains unpaid or has not been redeemed or converted hereunder, and until such payment, redemption or conversion in full, unless the Lender shall otherwise consent in writing, Borrower agrees that:

Section 5.01 Financial Statements. Reports and Documents.
--------------------------------------------------------

          (a) Borrower shall accurately and fairly maintain its books of account in accordance with GAAP, retain such firm of independent certified public accountants requested by Borrower and approved by the Lender, to make annual audits of its accounts in accordance with generally accepted auditing standards.

          (b) Borrower  shall provide the following  reports and  information to
     Lender:

               (i) As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter, Borrower's quarterly reports on Form 10-QSB with exhibits for said period. As soon as available, Borrower's reports on Form 8-K with any exhibits.

               (ii) As soon as available, and in any event within ninety (90) days after the close of each fiscal year, Borrower's annual report on Form 10-KSB with exhibits for said period.

               (iii) Each fiscal quarter, concurrent with the periodic report required above, a certificate executed by the Chief Financial Officer or Chief Executive Officer of Borrower (A) stating that a review of the activities of Borrower during such fiscal period has been made under his supervision and that Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in Default under any of the same or, if any such Default shall have occurred, specifying the nature and status thereof, and (B) stating that Borrower and the Subsidiaries are in compliance as of the end of such fiscal quarter with the agreed minimum financial ratios and standards set forth in Schedule 7.01 to this Agreement.

               (iv) Promptly (but in any event within five (5) business days) upon becoming aware of the existence of any condition or event which constitutes a Default or which, with notice or the passage of time or both would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

               (v) Promptly (but in any event within five (5) business days) upon the receipt thereof by Borrower or the Board of Directors of Borrower, copies of all reports, all management letters and other detailed information submitted to Borrower or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of Borrower made by such accountants.

               (vi) Promptly upon its becoming available, one copy of each financial statement, report, press release, notice or proxy statement sent by Borrower to stockholders generally, and of each regular or periodic report, registration statement or prospectus filed by
          Borrower with any securities exchange or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Borrower is a party.

               (vii) As soon as available, and in any event within fifteen (15) days after the close of each fiscal quarter, a report setting forth the number of stock options, and their respective prices and terms, issued during such quarter and cumulatively.

Section 5.02 Preparation of Budgets.
--------------------------- -------

          (a) Prior to the beginning of Borrower's fiscal year Borrower agrees to prepare and submit to the Board and furnish to Lender a copy of an annual plan for such year which shall include, without limitation, plans for expansion, if any, plans for incurrences of Indebtedness and projections regarding other sources of funds, quarterly projected capital and operating expense budgets, cash flow statements, profit and loss statements and balance sheet projections, itemized in such detail as the Board may request.

          (c) Borrower agrees that it will review its operations with Agent. Such operations reviews will be in such depth and detail as Agent shall reasonably request and will be held as reasonably necessary, generally once a fiscal quarter.

Section 5.03 Payment of Taxes and Other Indebtedness.
----------------------- ----------------------------

          Borrower shall, and shall cause its Subsidiaries to, pay and discharge
(i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, will give rise to a Lien upon any of its property, other than a Permitted Lien, and (iii) all of its other Indebtedness in accordance with their respective terms, except as prohibited hereunder; provided, however, that Borrower and its Subsidiaries, if any, shall not be required to pay any such tax, assessment, charge, levy or other claim if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

Section 5.04 Maintenance of Existence and Rights; Conduct of Business.
--------------------------- -------------------------------- --------

          Subject to Section 6.13, Borrower shall, and shall cause its operating Subsidiaries to, preserve and maintain their respective corporate existence and all of their respective material rights and privileges necessary in the normal conduct of their respective businesses, and to conduct their respective businesses in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority. Borrower shall keep its principal place of business within the United States.

Section 5.05 SEC Filings.
------------------------

          So long as Borrower has a class of securities registered pursuant to
Section 12 of the 1934 Act, Borrower shall duly file, when due, all reports and proxy statements required of a company whose securities are registered for public trading under and pursuant to the 1934 Act and any rules and regulations issued thereunder.

Section 5.06 Notice.
-------------------

          Borrower shall promptly notify the Lender of (i) any Material Adverse Change, (ii) any default under any Senior Obligations, other Indebtedness having an aggregate principal amount in excess of $100,000, material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness having an aggregate principal amount in excess of $100,000, if any, (iii) any material adverse claim against or affecting Borrower or its Subsidiaries, if any, or any of its properties, and (iv) the commencement of, and any determination in, any material litigation with any third party or any proceeding before any Governmental Authority.

Section 5.07 Compliance with Loan Documents.
-------------------------------------------

          Borrower shall promptly comply with any and all covenants and provisions of the Loan Documents.

Section 5.08 Compliance with Material Agreements.
------------------------------------------------

          Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Senior Documents, material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

Section 5.09 Operations and Properties.
--------------------------------------

          Borrower shall, and shall cause each of its Subsidiaries to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall, and shall cause each of its Subsidiaries to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

Section 5.10 Books and Records; Access.
--------------------------------------

          Borrower shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Borrower shall give each duly authorized representative of the Lender access during all normal business hours, upon reasonable notice, to, and shall permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and its Subsidiaries and relating to its affairs, and to inspect any of the properties of Borrower and its Subsidiaries; provided that the Lender agrees that any such inspection will be performed so as not to interfere with Borrower's normal business operations. Borrower shall make a copy of this Agreement, along with any waivers, consents, modifications or amendments, available for review at its principal office by the Lender or the Lender's representatives.

Section 5.11 Compliance with Law.
----------------------- --------

          Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, ordinances and all orders and decrees of any Governmental Authority applicable to it or any of its properties, businesses or operations.

Section 5.12 Insurance.
----------------------

          Borrower shall, and shall cause each of its Subsidiaries to, maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

Section 5.13 Authorizations and Approvals.
-----------------------------------------

          Borrower shall, and shall cause each of its Subsidiaries to, promptly obtain, from time to time and at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

Section 5.14 ERISA Compliance.
-----------------------------

          Borrower shall, at all times, (i) make prompt payment of all contributions required under all Plans, if any, and shall meet the minimum funding standards set forth in ERLSA with respect to its Plans subject to ERISA, if any, (ii) notify the Lender immediately of any fact in connection with any of its Plans, which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment, by the appropriate United States District Court, of a trustee to administer such Plan, together with a statement, if requested by the Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to the Lender, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

Section 5.15 Further Assurances.
-------------------------------

          Borrower shall, and shall cause each of its Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments or other assurances, and take any and all such other action as the Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower or its Subsidiaries, if any, thereunder, which the Lender may request from time to time.

Section 5.16 Indemnity by Borrower.
----------------------------------

          Borrower shall indemnify, save and hold harmless the Lender and its directors, officers, lenders, attorneys and employees (the "Indemnitee") from and against (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action, directly or indirectly, relates to this Agreement and the other Loan Documents issued pursuant thereto, the use of proceeds of the Loans, or the relationship of Borrower and the Lender under this Agreement or any transaction contemplated pursuant to this Agreement, (ii) any administrative or investigative proceeding by any Governmental Authority, directly or indirectly, related to a claim, demand, action or cause of action described in clause (i) above, and (iii) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower shall have no obligation under this Section 5.16 to the Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lender or its assignees or the breach by Lender or its assignees of this Agreement or any other Loan Document or other document executed in connection with any of the aforesaid, the breach by the Lender or its assignees of any intercreditor or participation agreement or commitment with other parties, the violation or alleged violation of any law, rule or regulation by the Lender or its assignees, or from the transfer or disposition by the Lender of any Debenture or the Common Stock issued upon conversion of the Debenture. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right or ability to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided or materially increases Borrower's liability hereunder. In the event that such Indemnitee `s failure to properly notify Borrower materially prejudices Borrower's right or ability to participate in the contest of such claim, demand action or cause of action or materially increases Borrower's liability hereunder, then said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Borrower may elect to defend any such claim, demand, action or cause of action (at its own expense) asserted against said Indemnitee and, if requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee (at Borrower's expense) shall, in good faith, contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable, for payment to or on behalf of an Indemnitee hereunder, shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's written concurrence thereto. In the event that said Indemnitee fails to obtain Borrower's prior written consent to any such settlement or compromise, said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Each Indemnitee may employ counsel, which counsel shall be reasonably acceptable to Borrower, in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this
Section 5.16; provided, however, that each Indemnitee shall endeavor in connection with any matter covered by this Section 5.16 which also involves any other Indemnitee, use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees, including allowing Borrower to select one lawyer for all parties, such selection to be subject to the approval of such parties, which approval shall not be unreasonably withheld. Any obligation or liability of Borrower to any Indemnitee under this Section 5.16 shall survive the expiration or termination of this Agreement and the repayment of the Debenture.

Section 5.17 Reservation of Shares; Shareholder Approval.
--------------------------- ----------------------------

          From and after consummation of the Reorganization, Borrower shall, at all times, reserve and keep available sufficient authorized and unissued shares of Common Stock to effect the conversion of the Debenture. The Borrower will, in connection with the Reorganization, obtain the approval of its shareholders to issue to the Lender upon conversion of the Debenture all of the shares of Common Stock to which it is then entitled.

Section 5.18 Ownership of Subsidiaries.
------------------------- ------------

          Borrower shall own, at all times, not less than 80% of the capital stock of, or other equity interests in, the Subsidiaries, except as disclosed on
Schedule 5.18.

Section 5.19 Retention of Stock Ownership.
------------------------- ---------------

          (a) Timothy Durham, Terry Whitesell and Jeff Osler will execute and deliver Lock-Up Agreements at the Loan Closing which shall provide that they will not offer, sell or otherwise dispose of the shares of Common Stock beneficially owned or controlled by them (including subsequently acquired shares or securities exercisable or convertible into shares) for a period of twelve
(12) months following the Loan Closing.

                     ARTICLE VI. - NEGATIVE COVENANTS OF BORROWER

          So long as any part of the Debenture has not been redeemed or converted hereunder, and until such redemption or conversion in full, unless the Lender shall otherwise consent in writing, Borrower agrees that:

Section 6.01 Limitation on Indebtedness.
---------------------------------------

          At Loan Closing, Borrower and its Subsidiaries shall not have any outstanding Indebtedness, except Indebtedness arising under this Agreement, the Debenture or Permitted Indebtedness. Following the Closing, without the consent of a Majority in Interest, Borrower will not incur or guarantee any Indebtedness senior to or pari passu with the Debenture, without the consent of the Lender, except for Senior Obligations, Asset-Backed Acquisition or Operations Indebtedness or trade payables and other obligations incurred in the ordinary course of business on terms not to exceed 90 days.

Section 6.02 Limitation on Liens.
--------------------------------

          Borrower shall not, and shall not permit its Subsidiaries to, create, cause, incur, permit or suffer to exist any Lien upon any of its properties or assets, other than Permitted Liens.

Section 6.03 Fiscal Year and Accounting Method.
----------------------------------------------

          Borrower shall not, and shall not permit its Subsidiaries to, change its fiscal year or method of accounting, except as permitted by GAAP.

Section 6.04 Liquidation.
------------------------

          Borrower shall not, and shall not permit its Subsidiaries to, (i) dissolve or liquidate (except for dissolution or liquidation of inactive Subsidiaries in the ordinary course of business), or (ii) enter into any other transaction that has a similar effect.

Section 6.05 Material Amendments to Articles of Incorporation or Bylaws.
----------------------------------------------- -----------------------

          Except as contemplated in the Reorganization, Borrower shall not amend its Certificate or Articles of Incorporation (or other charter document) or bylaws in any material respect, without the consent of the Lender.

Section 6.06 Executive Compensation.
-----------------------------------

          (a) Borrower will not increase the salary, bonus, or other compensation programs (whether in cash, securities or other property, and whether payment is deferred or current) of its chief executive officer and chief financial officer, unless such compensation increase is approved by a majority of the

Board or a Compensation Committee of the Board, a majority of which Compensation Committee shall be nonemployee Directors. Compensation to other senior executive officers, including division managers, shall be consistent with the policies of the Compensation Committee.

          (b) Borrower shall not implement any bonus, profit sharing or other incentive plans, until such plans are formally adopted by the majority of the Board or a Compensation Committee of the Board, a majority of which Compensation Committee shall be nonemployee Directors. Borrower's executive compensation shall be consistent with the general compensation policies adopted by the Compensation Committee of the Board.

Section 6.07 Restricted Payments.
--------------------------------

          Borrower shall not (i) without the consent of the Lender, declare or pay any Dividend (other than stock dividends) or make any other cash distribution on any Common Stock or any Preferred Stock, (ii) purchase, redeem or otherwise acquire any shares of Common Stock or any shares of Preferred Stock, without the consent of the Lender, (iii) make any payments of Indebtedness (other than Senior Obligations) which are pari passu or subordinated to the Debenture, if at the time of such payment, Borrower is in Default with respect to the Loan, or (iv) make any prepayments of Indebtedness (other than Senior Obligations) which are pari passu or subordinated to the Debenture, unless the Debenture is prepaid on a pro rata basis. Borrower shall not permit its Subsidiaries to enter into any agreements restricting the payment of dividends from the Subsidiaries to Borrower, without the consent of the Lender.

Section 6.08 Consolidation or Merger.
------------------------------------

         Borrower shall not consolidate with or merge into any other corporation, unless the surviving corporation, after such merger or consolidation, will not be in Default and the surviving corporation becomes a party to this Agreement. Subsidiaries shall only consolidate with or merge into Borrower or another Subsidiary; provided, however, that a Subsidiary may merge or consolidate with any other entity as long as such Subsidiary is the surviving corporation of such merger or consolidation, and Borrower is not in Default.

        ARTICLE VII. - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS

Section 7.01 Financial Ratios.
-----------------------------

         So long as any of the Debenture has not been redeemed or converted hereunder, and until such redemption or conversion has been made in full, or unless the Lender shall otherwise consent in writing, Borrower, on a consolidated basis, shall be in compliance with the agreed minimum financial ratios and standards provided in Schedule 7.01, as of the end of each fiscal quarter of Borrower and as set forth in its most recent quarterly compliance certificates delivered pursuant to Section 5.01.

                        ARTICLE VIII - EVENTS OF DEFAULT

Section 8.01 Events of Default.
---------------------- -------

         An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to pay when due (or shall state in writing an intention not to pay or its inability to pay) any installment of interest on or principal of, any Debenture or any fee, expense or other payment required hereunder;

          (b) Any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Agent pursuant hereto or in connection herewith or with the Loans hereunder, or in any Subsidiary Document shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was made;

          (c) Default shall occur in the performance of any of the covenants or agreements of Borrower or of its Subsidiaries contained herein, or in any of the other Loan Documents or in any Subsidiary Document;

          (d) Default shall occur in the payment of any Senior Obligations or in the payment of any other Indebtedness having an aggregate principal amount in excess of $100,000, or nonmonetary default shall occur in respect of any note, loan agreement or credit agreement relating to any Indebtedness having an aggregate principal amount in excess of $100,000, and such default continues for more than the period of grace, if any, specified therein or any Indebtedness having an aggregate principal amount in excess of $100,000, shall become due before its stated maturity by acceleration of the maturity, or any indebtedness having an aggregate principal amount in excess of $100,000, shall become due by its terms and shall not be promptly paid or extended;

          (e) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against Borrower in accordance with the respective terms, or shall, in any way, be terminated or become or be declared by any court or by Borrower or any Subsidiary in any legal proceeding to be ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges stated therein to be created thereby;

          (f) Borrower or its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          (g) An involuntary petition or complaint shall be filed against Borrower or any of its Subsidiaries seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or its subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

          (h) Any final judgment(s) for the payment of money in excess of the sum of [$100,000] in the aggregate shall be rendered against Borrower or any Subsidiary and such judgment or judgments shall not be satisfied or discharged prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

               (i) Borrower shall fail to issue and deliver shares of Common Stock as provided herein upon conversion of the Debenture.

Section 8.02 Remedies Upon Event of Default.
----------------------------------- -------

               (a) If an Event of Default shall have occurred and be continuing, then the Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as the Lender in its sole discretion may deem necessary or appropriate:

                    (i) declare the unpaid Principal  Amount (after  application of any payments or installments received by the Lender) of, and all interest then accrued but unpaid on, the Debenture and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Debenture to the contrary notwithstanding;

                    (ii) reduce any claim to judgment; and

                    (iii) without notice of default or demand, pursue and enforce any of the Lender's rights and remedies under the Loan Documents and the Subsidiary Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

          (b) In the event of a violation by Borrower of the negative covenants set forth in Article VI, the Lender may, in its sole discretion, (i) waive compliance with the covenants, provided Borrower is in compliance with
     Section 7.01 hereof; or (ii) require Borrower to redeem the Debenture at the higher of market value or the unpaid principal amount of the Debenture, together with an amount equal to an 18% annual yield on the principal amount through the Redemption Date, whichever is greater.

Section 8.03 Performance by the Lender.
--------------------------------------

         Should Borrower or any Subsidiary fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents or in any Subsidiary Document, Lender or Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender or Agent, promptly pay any amount reasonably expended by Lender or Agent in such performance or attempted performance to Lender or Agent at its principal office, together with interest thereon, at the interest rate specified in the Debenture, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender or Agent assumes no liability or responsibility for the performance of any duties of Borrower or any Subsidiary hereunder or under any of the other Loan Documents or under any Subsidiary Document.

Section 8.04 Payment of Expenses Incurred by the Lender.
----------------------- -------------------------------

         Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any, provided herein, Borrower agrees to pay and shall pay all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender or Agent in connection with the preservation and enforcement of the Lender's rights under this Agreement, the Debenture or any other Loan Document.

                        ARTICLE IX. - REGISTRATION RIGHTS

Section 9.01 Shelf Registration.
------------------ ------------

         Borrower shall file a "shelf' registration statement on Form S-3 under the 1933 Act (the "Shelf Registration") covering all of the Registrable Securities within ____ days of the date of the Debenture or 60 days after the Borrower becomes eligible to use Form S-3, whichever is later, and Borrower shall use its best efforts to cause the Shelf Registration to be declared effective and to keep the Shelf Registration continuously effective until all of the Registrable Securities registered therein cease to be Registrable Securities. The securities shall cease to be Registrable Securities (a) when the Shelf Registration shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to the Shelf Registration, or
(b) such securities shall have been sold as permitted by Rule 144 under the 1933 Act or the date on which the Registrable Securities may be sold pursuant to Rule 144(k), whichever is the first to occur. Borrower agrees, if necessary, to supplement or amend the Shelf Registration, as required by the registration form utilized by Borrower or by the instructions applicable to such registration form or by the 1933 Act, and Borrower agrees to furnish to the holders of the Registrable Securities copies of any such supplement or amendment prior to its being used. The Borrower shall have all expenses of such registration.

                         ARTICLE X. - BOARD OF DIRECTORS

Section 10.01 Board Representation or Attendance by Observer.
------------------------------------------------------------

         (a) Borrower herewith agrees that Agent shall have the right, from time to time, to designate an observer, who shall be entitled to attend and participate (but not vote) in all meetings of the Board of Directors and to receive all notices, reports, information, correspondence and communications sent by Borrower to members of the Board of Directors. All reasonable and appropriate costs and expenses incurred in connection therewith by any such designated Director or observer, or by Agent on behalf of such Director or observer, shall be reimbursed by Borrower.

         (b) Any such observer shall, if requested to do so, absent himself or herself from the meeting in the event of, and so long as, the Directors are considering and acting on matters pertaining to any rights or obligations of Borrower or the Lender under this Agreement, the Debenture, the other Loan Documents or the Subsidiary Documents.

Section 10.02 Limitation of Authority of Persons Designated as Observer.
--------------------------- -------------------------------------------

         It is provided and agreed that the actions and advice of any person while serving pursuant to Section 10.01 as an observer at meetings of the Board of Directors shall be construed to be the actions and advice of that person alone and not be construed as actions of the Lender as to any notice of requirements or rights of Lender under this Agreement, the Debenture, the other Loan Documents or the Subsidiary Documents nor as actions of the Lender to approve modifications, consents, amendments or waivers thereof and all such actions or notices shall be deemed actions or notices of the Lender only when duly provided in writing and given in accordance with the provisions of this Agreement.

Section 10.03 Nonliability of the Lender.
----------------------------------------

         The relationship between Borrower and the Lender is, and shall at all times remain, solely that of borrower and lender. The Lender neither undertakes nor assumes any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with any phase of Borrower's business, operations or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or information supplied to Borrower by the Lender, or any representative or agent of the Lender, in connection with any such matter is for the protection of the Lender, and neither Borrower nor any third party is entitled to rely thereon.

                         ARTICLE XI. - AGENCY PROVISIONS

Section 11.01 The Lender's Representations and Warranties to Agent.
------------------------------------------------------------------

         Lender represents and warrants to the Agent:

          (a) It is legal for it to make the Loan, and the making of such Loan complies with laws applicable to it;

          (b) It has made, its own independent review (including any desired investigations and inspections) of, and it accepts and approves, the Loan, this Agreement and the associated documents and all other matters and information which it deems pertinent. It acknowledges that the Loan
     Documents and the Subsidiary Documents are a complete statement of all understandings and respective rights and obligations between and among the Lender, Subsidiaries and Borrower regarding the Loan;

          (c) Lender has not made any express or implied representation or warranty to any other lender with respect to this transaction;

          (d) It will, independently and without reliance upon any other lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will make such investigation as it deems necessary to inform itself as to the Loan, the Loan Documents, the Subsidiary Documents, Borrower and any collateral; provided, however, nothing contained in this Section shall limit Agent's obligation to provide the Lender with the information and documents Agent is expressly required to deliver under this Agreement;

          (e) The Loan Documents executed by the Lender are valid and binding obligations of the Lender.

          (f) That the Lender is making the loan and acquiring the right to acquire the Common Stock for investment purposes only and without a current view to the further sale or distribution thereof. That the Lender is an "accredited investor" as that term is defined in Rule 501 promulgated under the 1933 Act and understands that the Debenture and the Common Stock to be received upon conversion thereof are Restricted Securities as defined therein and will bear on certificates representing such securities a legend appropriate under applicable law and restricting transfer except in compliance herewith.

Section 11.02 Waiver of Loan Provisions or Interest or Principal Payments.
----------------------- -------------------------------------------------

         A waiver of an interest or principal payment, a declaration of a Default or any amendment, modification or waiver of this Agreement or the Debenture will require the consent of the Lender.

Section 11.03 Agency.
--------------------

         (a) Lender hereby designates and appoints Renaissance Group as its Agent under this Agreement and authorizes the Agent to take such action on its behalf under the provisions of this

Agreement and the other Loan Documents and the Subsidiary Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lender and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Borrower. The Agent may perform any of its duties under this Agreement, or under the other Loan Documents or the Subsidiary Documents, by or through its agents or employees.

         (b) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, in the other Loan Documents or in the Subsidiary Documents. Except as expressly provided herein, the duties of the Agent shall be mechanical and administrative in nature. The Agent shall have, and may use, its sole discretion with respect to exercising or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement, the other Loan Documents and the Subsidiary Documents. The Agent shall not have, by reason of this Agreement, a fiduciary relationship with respect to the Lender. Nothing in this Agreement, any of the other Loan Documents or any of the Subsidiary Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents except as expressly set forth herein or therein. If the Agent seeks the consent or approval of the Lender to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to the Lender. The Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to the Lender or Borrower, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         (c) Neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Lender for any action taken or omitted by it or any of them under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents, or in connection herewith or therewith, except that no Person shall be relieved of any liability imposed by law, intentional tort or gross negligence. The Agent shall not be responsible to the Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents or any of the transactions contemplated thereby, or for the financial condition of Borrower or the Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent shall give the Lender notice of any Default or Event of Default of which Agent has actual notice. The Agent may, at any time, request instructions from the Lender with respect to any actions or approvals which, by the terms of this Agreement, of any of the other Loan Documents or of any of the Subsidiary Documents, the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents or any of the Subsidiary Documents until it shall have received such instructions from the Lender. Without limiting the foregoing, the Lender shall not have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents in accordance with the instructions of the Lender.

         (d) The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, any of the other Loan Documents or any of the Subsidiary Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         (e) To the extent that the Agent is not reimbursed and indemnified by Borrower, the Lender will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any of the Subsidiary Documents or any action taken or omitted by the Agent under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents. The obligations of the Lender under this indemnification provision shall survive the payment in full of the Loans and the termination of this Agreement.

                          ARTICLE XII. - MISCELLANEOUS

Section 12.01 Strict Compliance.
-------------------------------

         Any waiver by the Lender of any breach or any term or condition of this Agreement, the other Loan Documents or the Subsidiary Documents shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Agreement, the other Loan Documents or the Subsidiary Documents operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of Borrower for anything arising out of, connected with or based upon this Agreement, the other Loan Documents or the Subsidiary Documents.

Section 12.02 Waivers and Modifications.
---------------------------------------

         All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement, the Debenture, any other Loan Documents or any Subsidiary Documents, and any consent to departure therefrom, shall be effective only if the same shall be in writing by the Lender and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given, in any case, shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Agent or Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder, under the other Loan Documents and under the Subsidiary Documents shall be in addition to all other rights provided by law.

Section 12.03 Limitation on Liability.
-------------------------------------

         The duties, warranties, covenants and promises arising from the Loan Documents and the Subsidiary Documents of Lender or Agent to Borrower shall be several and not joint, and Borrower shall have no legal or equitable cause of action against Lender or Agent (or their successors or assigns) for any liability of the other (or its successors or assigns).

Section 12.04 Choice of Forum; Consent to Service of Process and Jurisdiction.
----------------------- ---------------------------- ------------------------

         Any suit, action or proceeding against Borrower with respect to this Agreement or the Debenture or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States federal courts located in the State of Texas, as Lender or Agent, in its sole discretion, may elect, and Borrower hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Texas may be brought upon, and Borrower hereby irrevocably appoints, CT Corporation System, Dallas, Texas, as its true and lawful attorney-in-fact in the name, place and stead of Borrower to accept such service of any and all such writs, process and summonses. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Debenture brought in such courts, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

Section 12.05 Invalid Provisions.
--------------------------------

         If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) business days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

Section 12.06 Maximum Interest Rate.
-----------------------------------

         (a) Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Debenture any amount in excess of interest calculated at the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Debenture; provided that, if the Debenture is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Debenture and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

         (b) "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest permitted by applicable law on such day that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Debenture under the laws which are presently in effect of the United States of America and the laws of any other jurisdiction which are or may be applicable to the holder of the Debenture and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the laws of any other jurisdiction which are or may be applicable to the holder of the Debenture and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

Section 12.07 Participations and Assignments of the Debenture.
-------------------------------------------------------------

          (a) Lender and the Agent shall have the right to enter into a participation agreement with any other party or its Affiliates with respect to the Debenture, or to sell all or any part of the Debenture, but any participation or sale shall not affect the rights and duties of Lender or the Agent hereunder vis-a-vis Borrower. In the event that all or any portion of the Loan shall be at any time, assigned, transferred or conveyed to other parties, any action, consent or waiver (except for compromise or extension of maturity), to be given or taken by Lender or the Agent hereunder (herein "Action"), shall be such action as taken by the holder of a majority in amount of the Principal Amount of the Debenture then outstanding, as such holder are recorded on the books of Borrower and represented by the Agent as described in subsection (b) below.

          (b) Assignment or sale of the Debenture shall be effective on the books of Borrower only upon (i) endorsement of the Debenture, or part thereof, to the proposed new holder, along with a current notation of the amount of payments or installments received and net Principal Amount yet unfunded or unpaid, and presentment of such Debenture to Borrower for issue of a replacement Debenture, in the name of the new holder; and (ii) delivery of an opinion of counsel, reasonably satisfactory to Borrower, that transfer shall not require registration or qualification under applicable state or federal securities laws.

          (c) The Debenture may be sold, transferred or assigned only to Affiliates of Lender or permitted transferees in multiples of $100,000.

          (d) Any assignee or transferee of the Debenture shall as a condition precedent to the consummation thereof execute and deliver to the Borrower an investment representation letter containing the representations and warranties provided for in Section 11.01 above, together with such other representations and warranties as Borrower shall reasonably require in connection with assuring that such transfer or assignment has been made in compliance with applicable provisions of the 1933 Act, the 1934 Act and the rules of any self regulatory body applicable to the Common Stock.

Section 12.08 Confidentiality.
-----------------------------

          (a) All financial reports or information that are furnished to Lender or Holders, or their respective director designees or other representatives, pursuant to this Agreement or pursuant to the Debenture, the other Loan Documents or the Subsidiary Documents shall be treated as confidential unless and to the extent that such information has been otherwise disclosed by Borrower, but nothing herein contained shall limit or impair the Lender's or Holders' right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which the Lender or Holders deem necessary to protect their respective interests under this Agreement.

          (b) Lender and the Agent shall use their reasonable efforts to protect and preserve the confidentiality of such information, except for such disclosure as shall be required for compliance by Lender or its respective director designees with SEC reporting requirements or any administrative or judicial proceeding or otherwise as a matter of law. The provisions of
     Section 5.01 notwithstanding,

     Borrower may refuse to provide information as required pursuant thereto to an assignee or successor in interest to Lender, unless and until such assignee or successor shall have executed an agreement to maintain the confidentiality of the information as provided herein.

Section 12.09 Binding Effect.
----------------------------

         The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

Section 12.10 No Third Party Beneficiary.
----------------------------------------

         The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein, in the Debenture, in any other Loan Document or in any Subsidiary Document, no conduct by any or all of the parties hereto, before or after signing this Agreement, any other Loan Document nor any Subsidiary Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its respective officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

Section 12.11 Entirety.
----------------------

         This Agreement and the Debenture, the other Loan Documents, the Subsidiary Documents and any other documents or instruments issued or entered into pursuant hereto and thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, written or oral (if any), relating to the subject matter hereof and thereof.

Section 12.12 Headings.
----------------------

         Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Agreement.

Section 12.13 Survival.
----------------------

         All representations and warranties made by Borrower herein shall survive delivery of the Debenture and the making of the Loans.

Section 12.14 Multiple Counterparts.
-----------------------------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 12.15 Knowledge of Borrower.
-------------------------- --------

         As used herein or in any of the other Loan Documents, all references to "Borrower's best knowledge" or "to the knowledge of Borrower" or words or phrases of similar import (whether or not modified by any additional phrase) shall in each case mean the knowledge of Borrower, the Subsidiaries or their respective executive officers, directors and principal shareholders.

Section 12.16 Notices.
---------------------

         Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

If to Borrower to:

Danzer Corp.
111 Monument Circle, Ste. 3680
Indianapolis, Indiana 46204
Attn.:   Timothy S. Durham
Telephone:
Facsimile:

with a copy to:

Jackson Walker L.L.P.
901 Main Street, Ste. 6000
Dallas, TX 75202
Attn:  Jeffrey M. Sone, Esq.
Telephone:        (214) 953-6000
Facsimile:        (214) 953-5822

If to Lender to:

BFSUS Special Opportunities Trust PLC
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas 75206
Attn.:   John A. Schmit
         Vice President
Telephone:       (214) 891-8294
Facsimile:       (214) 891-8291

Renaissance US Growth & Income Trust PLC
do Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas 75206
Attn.:   John A. Schmit
         Vice President
Telephone:      (214) 891-8294
Facsimile:      (214) 891-8291
with a copy to:

Norman R. Miller, Esq.
Kirkpatrick & Lockhart LLP
1717 Main Street, Suite 3100
Dallas, Texas 75201
Telephone: (214) 939-4906
Facsimile: (214) 939-4949

If to Agent to:

Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas 75206
Attn.:   John A. Schmit
         Vice President
Telephone: (214) 891-8294
Facsimile: (214) 891-8291

with a copy to:

Norman R. Miller, Esq.
Kirkpatrick & Lockhart LLP
1717 Main Street, Suite 3100
Dallas, Texas 75201
Telephone: (214) 939-4906
Facsimile: (214) 939-4949

         Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

Section 12.17 Governing Law.
---------------------------

         THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT.



     [The remainder of this page is intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered, as of the date and year first above written.


                                    BORROWER:

                                      DANZER CORP.


                                    By: _______________________________________
                                    Name: _____________________________________
                                    Title: ____________________________________

                                     LENDER:

                                       BFSUS SPECIAL OPPORTUNITIES TRUST PLC

                                       By: ____________________________________
                                            Russell Cleveland, Director

                                       RENAISSANCE US GROWTH & INCOME TRUST PLC

                                       By: ____________________________________
                                             Russell Cleveland, Director


                                     AGENT:

                                        RENAISSANCE CAPITAL GROUP, INC.

                                        By: ____________________________________
                                            Russell Cleveland, President and CEO

SCHEDULES TO CONVERTIBLE LOAN AGREEMENT

Schedule 2.08                Schedule of Brokers/Finders

Schedule 4.03                Schedule of Conflicts or Consents

Schedule 4.05                Schedule of Permitted Liens

Schedule 4.06                Schedule of Material Adverse Change

Schedule 4.08                Schedule of Material Agreements

Schedule 4.09                Schedule of Litigation

Schedule 4.10                Schedule of Unpaid Taxes

Schedule 4.11                Schedule of Capitalization

Schedule 4.13                Schedule of Employee Matters

Schedule 4.14                Schedule of Employee Benefit Plans

Schedule 4.15                Schedule of Compliance Laws Matters

Schedule 4.16                Schedule of License and Permits

Schedule 4.17                Schedule of Contracts

Schedule 4.19 Schedule of Agreements between Borrower and any of its officers, directors, and principal shareholders, including employment agreements

Schedule 4.20                Schedule of Subsidiaries

Schedule 4.21                Schedule of Casualties

Schedule 4.24                Schedule of Corporate Names

Schedule 4.25                Schedule of Insurance

Schedule 4.27                Schedule of Real Property

Schedule 4.28                Schedule of Environmental Matters

Schedule 5.18                Schedule of Ownership of Subsidiaries

Schedule 6.01                Schedule of Limitation on Indebtedness

Schedule 6.05                Schedule of Transactions with Affiliates

Schedule 7.01                Schedule of Financial Ratios